Tauriga Sciences, Inc. and Group 10 Holdings LLC Reach Agreement to Fully Extinguish the $348,000 Assessed Liquidated Damage Total

NEW YORK, NY — (Marketwired - November 28, 2017) - Tauriga Sciences, Inc. (OTC PINK: TAUG) (“Tauriga” or the “Company”) today announced that it has reached an agreement (the “Agreement”) with Group 10 Holdings LLC (“Group 10”) to fully extinguish the $348,000 assessed liquidated damage total. The consideration to be paid by Tauriga to Group 10 is as follows: one-time cash payment of $60,000 due on or before December 10, 2017 and one-time issuance of 25,000,000 shares of Tauriga’s common stock (collectively, the “Settlement Consideration”).

The shares of common stock issued under the Agreement will be “restricted securities” as defined by the Securities Act of 1933, as amended. This $348,000 liquidated damage assessment was derived from the $96,000 12% Convertible Debenture issued to Group 10 by Tauriga on July 14, 2015.

With the resolution of this final outstanding issue, Tauriga has officially extinguished all further obligations to Group 10. There will be no further cash payments, share issuances, or share conversions owed to or delivered to Group 10 under any previous agreements entered into between the Company and Group 10 (except for the 10 million conditional deferred issuance to Group 10 previously disclosed by Tauriga in its October 11, 2017 press release).

Once the Settlement Consideration is fully satisfied, the Company will remove this $348,000 liability from the balance sheet, which is currently listed as an accrued expense. Additionally, the Company commits to its shareholders that it will continue to focus its efforts on both strengthening and improving its balance sheet.

Tauriga’s CEO Seth M. Shaw commented, “The Company is pleased to have resolved this critical issue at terms that it believes are materially beneficial to the shareholders. The Company believes that it can substantially strengthen its balance by the end of its current third fiscal operating quarter, December 31, 2017 and management is squarely focused on that corporate goal. Lastly, the Company wishes to express its appreciation to Group 10 Holdings for its support over the past 2 ½ years.”

ABOUT TAURIGA SCIENCES, INC.

Tauriga Sciences, Inc. (OTC Pink Current: TAUG) is engaged in building life sciences company through the development, marketing, distribution and potential licensing of a broad array of products and technologies. The Company is presently focused on its upcoming contemplated launch of a Cupacu Butter based lip balm product branded under the name: Herman. The Company believes that one of its most important strengths is its access to and relationships with potentially substantial distribution systems and networks. The Company intends to capitalize on distribution opportunities and will continually update shareholders on such developments. Please visit the Corporate Website at www.tauriga.com

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation: expectations, expects, anticipates, believes, hopes, beliefs, plans and objectives regarding the development, use and marketability of products as well as the attainment of certain corporate goals and milestones (i.e. SEC Periodic Filings, Filing of Proxies, etc.). Such forward-looking statements are based on present circumstances and on Tauriga’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions and other factors over which Tauriga has little or no control. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by Tauriga with the Securities and Exchange Commission.

Contact Info:

Mr. Seth M. Shaw

Chief Executive Officer

Tauriga Sciences Inc.

Cell # 917-796-9926

Email: sshaw@tauriga.com

Website: www.tauriga.com